As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 8, 1998, on the March 31, 1998 financial statements of the S&P 500 Index Portfolio of the SEI Index Funds, included in the previously filed Form N-30D of SEI Index Funds dated May 28, 1998, and to all references to our firm included in or made part of the Pillar Funds Post-Effective Amendment No. 18 to the Registration Statement File No. 33-44712.



                                                        /s/ Arthur Andersen LLP


Philadelphia, Pennsylvania
  August 27, 1998